EXHIBIT 10.5
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE RESOLD OR HYPOTHECATED BY THE HOLDER UNLESS SUCH TRANSFER COMPLIES WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT. ACCEPTANCE OF THIS NOTE CONSTITUTES THE HOLDER’S REPRESENTATION THAT THE HOLDER TAKES THIS NOTE FOR INVESTMENT AND NOT WITH A VIEW TO RESALE OR DISTRIBUTION.
Note No. ___
SECURED CONVERTIBLE
PROMISSORY NOTE

Orange County, California
Original Principal Amount: U.S. $	Issuance Date:
For value received, PACIFIC FUEL CELL CORP., a Nevada corporation (the “Maker”), hereby unconditionally promises to pay to the order of George Suzuki, an individual (the “Holder”) the principle sum of                                          ($                    ), with interest from the date hereof at the rate of ten percent (10%) per annum on the then outstanding principal balance. The outstanding principal balance, together with all accrued but unpaid interest shall all be due and payable in full on or before 4:00 p.m., California time, on                                          (the “Maturity Date”), unless otherwise accelerated due to the occurrence of an Event of Default, Change of Control or Qualified Equity Financing.
1. Payments. Principal and interest shall be payable in lawful money of the United States of America, by wire transfer to a bank account designated by the Holder or by bank check delivered to the Holder at such place as the Holder may designate from time to time in writing to the Maker. Interest will be calculated based on the actual number of days that principal is remaining over a year of 365 days. Unpaid interest and charges shall be compounded annually and added to principal. On the Maturity Date all outstanding principal and accrued but unpaid interest shall be due and payable in full.
2. Security Interest. Maker hereby transfers, assigns and grants to Holder, as security for the payment and performance of the Maker under this Note, a continuing, first priority, perfected security interest in and to all of Maker’s assets and property, excluding real property, now owned or hereafter acquired (the “Collateral”). Maker represents and warrants to Holder that Maker owns all right, title and interest in the Collateral free and clear of all adverse claims or encumbrances. Holder shall have all rights and remedies of a secured party under the California Uniform Commercial Code. In addition, Holder may exercise any and all other rights and remedies Holder has at law, in equity or otherwise. All remedies are cumulative. No single or partial exercise of Holder of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.

3. Power of Attorney. Maker hereby irrevocably constitutes and appoints Holder as Maker’s attorney-in-fact, with full power of substitution, to execute any financing statements, agreements, documents and instruments to perfect the Holder’s security interest in the Collateral and to transfer any or all of the Collateral in the event of foreclosure thereon, with the power to endorse Maker’s name on all applications, documents, papers and instruments deemed necessary or appropriate, in Holder’s discretion, for the Holder to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral. This power of attorney shall be irrevocable and in full force and effect until this Note is paid and satisfied in full.
4. Waivers. Maker hereby waives diligence, presentment for payment, demand, protest, notice of nonpayment, notice of dishonor, notice of protest, and any and all other notices and demands whatsoever. Maker agrees to remain bound until the entire principal balance is paid in full, notwithstanding any extensions or renewals granted with respect to this Note or the release of any party liable hereunder. Maker and any and all endorsers hereof, also waive the right to plead any and all statutes of limitations as a defense to any demand on this Note or any and all obligations or liabilities arising out of or in connection with this Note, to the fullest extent permitted by law.
5. Default. If any of the following events (each hereinafter called individually an “Event of Default”) shall occur:
(a) If Maker shall default in the payment of any amount on this Note when the same shall become due and payable, whether at maturity or by acceleration or otherwise, or otherwise default under this Note; or
(b) If Maker shall make an assignment for the benefit of creditors; or
(c) If Maker shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent under the present or any future Federal Bankruptcy Act or other applicable federal, state or other statute, law or regulation;
then, and in each and every such case, the Holder of this Note may by notice in writing to the Maker declare all amounts under this Note to be forthwith due and payable (except that, in the case of an Event of Default under either Section 5(b) or Section 5(c), this Note shall become immediately due and payable without notice) and thereupon the balance shall become so due and payable, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived. The Maker shall give promptly a written notice to Holder of the occurrence or the approval by the Maker of any and all of the foregoing events. In addition, upon an Event of Default, Holder may exercise any and all other rights and remedies Holder has at law, in equity or otherwise. All remedies are cumulative. No single or partial exercise of Holder of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.
6. Change of Control. If any of the following events (each hereinafter called individually a “Change of Control”) shall occur:

(a) the acquisition (other than from the Company) by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than the Company, a subsidiary of the Company or any employee benefit plan or plans sponsored by the Company or any subsidiary of the Company, directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of thirty-three percent (33%) or more of the then outstanding shares of common stock of the Company or voting securities representing thirty-three percent (33%) or more of the combined voting power of the Company’s then outstanding voting securities ordinarily entitled to vote in the election of directors unless the Incumbent Board (defined below), before such acquisition or within thirty (30) days thereafter, deems such acquisition not to be a Change of Control; or
(b) individuals who, as of the Issuance Date of this Note, constitute the Board (as of such date, “Incumbent Board”) ceasing for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be for purposes of this Agreement, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or
(c) the consummation of any merger, consolidation or share exchange of the Company with any other corporation, other than a merger, consolidation or share exchange which results in more than fifty percent (50%) of the outstanding shares of the common stock, and voting securities representing more than fifty percent (50%) of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, of the surviving, consolidated or resulting corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s then outstanding Common Stock or then outstanding voting securities, as the case may be; or
(d) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company;
then, and in each and every such case, the Holder of this Note may by notice in writing to the Maker declare all amounts under this Note to be forthwith due and payable and thereupon the balance shall become so due and payable, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.
7. Qualified Equity Financing. Upon the closing of any Qualified Equity Financing (as defined below) the Holder of this Note may by notice in writing to the Maker declare all amounts under this Note to be forthwith due and payable and thereupon the balance shall become so due and payable, without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived. The term “Qualified Equity Financing” shall mean the sale by the Company of its equity securities, including securities convertible into equity securities, to one or more investors for aggregate gross proceeds to the Company of at least Two Hundred and Fifty Thousand Dollars ($250,000), the primary purpose of which is to raise capital for the Company, provided, however, that a Qualified Equity Financing shall not be deemed to include the following issuances: (1) shares of common stock issuable or issued to employees, independent contractors, consultants, directors or vendors of this Company directly or pursuant to a stock option plan, restricted stock plan or other agreement approved by the Board of Directors of this Company; or (2) shares of common stock issued for the purpose of (I) a joint venture, technology licensing or research and development activity, (II) distribution or manufacture of the Company’s products or services, or (III) any other transaction involving a corporate partner that is primarily for a purpose other than raising capital through the sale of equity securities.

8. No Deduction or Offset. Maker shall have no right to offset any amount due under this Note for any reason whatsoever.
9. Binding Nature. The provisions of this Note shall be binding upon and inure to the benefit of the successors and assigns of Maker and Holder.
10. Prepayment. Maker may prepay the full unpaid principal balance due under this Note without penalty or other charge, at any time and from time to time.
11. Conversion. The Holder shall have the right to convert (the “Conversion Right”), on the terms and conditions hereinafter set forth, the principal amount and accrued interest, costs or other charges of this Note that is then unpaid and outstanding, in whole or in part, into a number of shares of Common Stock, par value $0.001 per share, of the Maker (“Stock”) equal to the result obtained by dividing the amount that the holder elects to convert by $0.10 per share, subject to adjustment as described below (the “Conversion Price”). The period during which the Holder shall be entitled to elect to convert the amount unpaid under this Note, or any portion thereof, into Stock of Maker pursuant hereto shall be from the date of this Note until the date of payment of this Note in full (the “Conversion Period”). If Holder fails to make such election to convert, in the manner hereinafter set forth, within the Conversion Period, the Conversion Right granted hereunder shall terminate automatically and be of no further force or effect. If the Holder desires to convert all or part of this Note, on the terms set forth in this Section, into Stock, then, during the Conversion Period, the Holder must give written notice to Maker of such Holder’s election to convert this Note as aforesaid, which election shall be irrevocable. Then, the Maker will cause one or more stock certificates evidencing the Holder’s ownership of the number of shares of Stock into which this Note has been converted as aforesaid to be delivered promptly to the Holder against surrender to Maker of the original of this Note marked cancelled as to the full amount of portion converted. If this Note is converted as to a portion of the outstanding balance, the Maker shall issue Holder a replacement Note of like tenor representing the unconverted balance. The Maker shall cause the Conversion Price to be adjusted from time to time in case Maker shall (i) pay a dividend or other distribution of shares of the Stock to the holders of the outstanding shares of such class of Stock, (ii) subdivide the outstanding shares of the class of Stock into which this Note is convertible into a greater number of shares, (iii) combine the outstanding shares of Stock into which this Note is convertible into a smaller number of shares, or (iv) merge or otherwise reorganize or reclassify the Stock. In the event of each of the foregoing, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of the Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Stock, or other shares or property, which he would have owned or have been entitled to receive had the Note been converted immediately prior to the happening of such event at the same aggregate Conversion Price. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination. Such adjustments will be made sequentially upon the happening of more than one of the events described above.

12. Transfer. Subject to the restrictions and limitations on transfer under federal or state securities laws, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor, dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered, will be issued to and registered in the name of the transferee or transferees.
13. Note Register. This Note is transferable only upon the books of the Maker that Maker shall maintain for such purpose. The Maker may treat the registered holder of this Note as he or it appears on the Maker’s books at any time as the Holder for all purposes.
14. Loss, Etc., of Note. Upon receipt of evidence satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Maker if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, the Maker shall execute and deliver to the Holder a new Note of like date, tenor and denomination.
15. California Law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of California. In the event of a dispute or legal action between the parties, they agree to waive any objections to personal jurisdiction, and agree to service of process and venue in the Federal District Court for the Central District, Santa Ana Division or California Superior Court of Orange County.
16. Interpretation. No provision of this Note is to be interpreted for or against either party because that party or that party’s legal representative drafted such provision. Time is of the essence as to all matters in this Note.
17. No Waiver by Holder. No delay or omission on the part of Holder to exercise any of its remedies hereunder, including without limitation the acceleration of the due date of this Note, shall be deemed a continuing waiver of that right or any other right. The acceptance by Holder of any payment pursuant to the terms of this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of Holder, except as and to the extent otherwise provided by law.

18. Costs of Enforcement. If Maker fails to pay any amounts due hereunder when due, or if Maker otherwise defaults under this Note, then Maker shall pay all costs of enforcement and collection, including without limitation reasonable attorneys’ fees and costs, whether or not enforcement and collection includes the filing of a lawsuit, and whether or not that lawsuit is prosecuted to judgment
19. Severability. All provisions hereof are severable. If any provision hereof is declared invalid for any reason, that invalidity shall not affect any other provision of this Note, all of which shall remain in full force and effect.
20. Cumulative Rights. All rights and remedies granted to Holder hereunder shall be separate and cumulative, and in addition to any other rights Holder may have at law or in equity.
21. Usury Savings. Maker and Holder intend to contract in compliance with all state and federal usury laws governing the loan evidenced by this Note. Holder and Maker agree that none of the terms of this Note shall be construed as a contract for or a requirement to pay interest at a rate in excess of the maximum interest rate allowed by any applicable state or federal usury laws. If Holder receives sums which constitute interest that would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall at Holder’s option either be credited to the payment of principal or returned to Maker. The provisions of this paragraph control those other provisions of this Note and any other agreement between Maker and Holder.
22. Counterparts. This Note may be executed by the Maker hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. Delivery of this Note and other documents contemplated hereby by electronic means or facsimile shall be deemed delivery of an original. It shall not be necessary in making proof of this Note to produce or account for more than one counterpart signed by the party to be charged.
IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the day and year first above written.

PACIFIC FUEL CELL CORP.
By:	/s/ George Suzuki
George Suzuki
President & CEO

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